UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2025

Two Harbors Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-34506	27-0312904
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Utica Avenue South, Suite 900	St. Louis Park, MN	55416
(Address of Principal Executive Offices)		(Zip Code)

(612) 453-4100

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Exchange on Which Registered:
Common Stock, par value $0.01 per share	TWO	New York Stock Exchange
8.125% Series A Cumulative Redeemable Preferred Stock	TWO PRA	New York Stock Exchange
7.625% Series B Cumulative Redeemable Preferred Stock	TWO PRB	New York Stock Exchange
7.25% Series C Cumulative Redeemable Preferred Stock	TWO PRC	New York Stock Exchange
9.375% Senior Notes Due 2030	TWOD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 20, 2025, Two Harbors Investment Corp. (the “Company”) entered into a Settlement Agreement and Release (the “Settlement Agreement”) with PR Advisers L.P. as successor in interest to PRCM Advisers LLC, Pine River Capital Management L.P., and Pine River Domestic Management L.P. (collectively, “Pine River”) whereby the Company and Pine River have agreed to compromise and settle all claims alleged in the previously disclosed lawsuits between the parties, captioned PRCM Advisers LLC v. Two Harbors Investment Corp., Index No. 652540/2020 (N.Y. Sup. Ct.) (the “State Court Action”) and PRCM Advisers LLC et al. v. Two Harbors Investment Corp., No. 1:20-cv-05649 (S.D.N.Y.) (the “Federal Court Action”) (together, the “Lawsuits”).

Pursuant to the terms of the Settlement Agreement, the Company has agreed to make a cash payment of $375 million (the “Settlement Payment”) to Pine River no later than thirty (30) days after the execution of the Settlement Agreement. Upon receipt of the Settlement Payment, Pine River will dismiss or cause to be dismissed with prejudice all claims alleged in the Federal Court Action. The State Court Action was previously dismissed without prejudice. Pine River will also relinquish ownership or any other interest it may hold in any and all intellectual property that Pine River licensed, conveyed, or otherwise provided to the Company or that was developed by or for the Company, whether pursuant to the terms of the management agreement between the parties or otherwise.

The Company and Pine River have agreed in the Settlement Agreement to unconditionally and irrevocably release and discharge each other and their respective representatives from and against any and all claims alleged in the Lawsuits. The Settlement Agreement also provides that neither party’s entry into the Settlement Agreement shall be deemed an admission of fault, responsibility, or liability for any claim alleged in the Lawsuits.

The foregoing summary of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement filed herewith as Exhibit 10.1 to this Current Report on Form 8-K.

Forward-Looking Statements

Certain items in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including those related to the payment of the Settlement Payment and the other terms of the Settlement Agreement. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Additional information concerning these and other risk factors is contained in the Company’s most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements concerning the Company or matters attributable to the Company or any person acting on its behalf are qualified in their entirety by the cautionary statements above. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Item 8.01	Other Events.

On August 20, 2025, the Company issued a press release announcing certain business updates and the Company’s third quarter 2025 common and preferred stock dividends. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit

No.	Description

10.1	Settlement Agreement and Release, dated August 20, 2025.*

99.1	Press Release of Two Harbors Investment Corp., dated August 20, 2025.

104	Cover Page Interactive Data File, formatted in Inline XBRL.

* Certain schedules and attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to provide, on a supplemental basis, a copy of any omitted schedules and attachments to the Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HARBORS INVESTMENT CORP.

	By:	/s/ REBECCA B. SANDBERG
Rebecca B. Sandberg
Chief Legal Officer and Secretary

Date: August 20, 2025